EXHIBIT (A)(31)

                                    IVY FUND

                           Ivy Developing Markets Fund

                     (Formerly Ivy Developing Nations Fund)

                Redesignations of Series of Shares of Beneficial
              Interest and Redesignations of Classes of Shares of
                  Beneficial Interest, No Par Value Per Share

         I, James W. Broadfoot, being a duly elected, qualified and acting Trustee of Ivy Fund (the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts, DO HEREBY CERTIFY that, at a meeting held on April 14, 2000, the Trustees of the Trust (the "Trustees"), acting pursuant to
Article III and Article IV of the Agreement and Declaration of Trust of the Trust dated December 21, 1983, as amended and restated December 10, 1992 (the "Declaration of Trust"), duly approved and adopted the following resolutions as actions of the Trustees:

         RESOLVED, that the name of Ivy Developing Nations Fund (the "Fund") be, and it hereby is, changed to Ivy Developing Markets Fund;

         FURTHER RESOLVED, that the Fund's Class A, Class B, Class C and Advisor Class shares be, and they hereby are, redesignated as "Ivy Developing Markets Fund - Class A", "Ivy Developing Markets Fund - Class B", "Ivy Developing Markets Fund - Class C", and "Ivy Developing Markets Fund - Advisor Class", respectively; and

         FURTHER RESOLVED, that the preceding resolutions shall constitute an Amendment to the Declaration of Trust, effective as of the date that the disclosure documents relating to the Fund are amended to reflect its name change.

         IN WITNESS WHEREOF, I have signed this Amendment this 21st day of April, 2000.

                                        /s/ JAMES W. BROADFOOT
                                         -----------------------
                                        James W. Broadfoot, as Trustee


The above signature is the true and correct signature of James W. Broadfoot, Trustee of the Trust.

                                    /s/ C. WILLIAM FERRIS
                                          ------------------------
                                      C. William Ferris, Secretary/Treasurer
                                      Mackenzie Investment Management Inc.